 As filed with the Securities and Exchange Commission Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-57671
--------------------------------------------------------------------------------

                           BREED Technologies, Inc.

                   Offer to Exchange all of its Outstanding
                   9 1/4% Senior Subordinated Notes due 2008
                     for 9 1/4% Senior Subordinated Notes
          that have been registered under the Securities Act of 1933

                               ----------------

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON APRIL 12, 1999, UNLESS EXTENDED

                               ----------------

  Breed Technologies, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Exchange Offer (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 1/4% Senior Subordinated Notes due 2008 (the "New Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "Old Notes," and, together with the New Notes, the "Notes"), of which an aggregate of $330,000,000 in principal amount is outstanding as of the date of this Prospectus. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, because the Exchange Offer was not consummated by October 25, 1998, the rate at which the Old Notes bear interest has been increased pursuant to the terms of the Registration Rights Agreement (as defined herein). See "Exchange Offer; Registration Rights." The Old Notes were originally issued and sold (the "Offering") by the Company in a private placement to NationsBanc Montgomery Securities LLC and Prudential Securities Incorporated (the "Initial Purchasers") on April 28, 1998 (the "Closing Date") and were resold by the Initial Purchasers in transactions exempt from, or not subject to, the registration requirements under the Securities Act.

  The New Notes mature on April 15, 2008, unless previously redeemed. Interest on the New Notes will be payable semiannually on April 15 and October 15 of each year, commencing October 15, 1998. The New Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after April 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Company may redeem New Notes with the net proceeds of one or more equity offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of New Notes issued remains outstanding after each such redemption. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes."

                                                       (continued on next page)

  See "Risk Factors" beginning on page 13 for a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes offered hereby.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                 The date of this Prospectus is March 12, 1999

(continued from cover page)

  The New Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness incurred pursuant to the New Credit Facility (as defined herein). The New Notes will rank pari passu in right of payment with all future senior subordinated indebtedness of the Company, if any, and will rank senior in right of payment to all future subordinated indebtedness of the Company, if any. The New Notes will be guaranteed, on a senior subordinated basis, by the active domestic subsidiaries of the Company (the "Subsidiary Guarantors") other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company. The New Notes will be effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1998, the Company and the Subsidiary Guarantors had $528.0 million of indebtedness outstanding ranking senior to the New Notes (excluding $15.6 million in letters of credit). As of December 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had an aggregate of $269.9 million of accounts payable and third-party indebtedness outstanding. See "Description of the Notes--Subordination."

  The Company will accept for exchange any and all validly tendered Old Notes on or prior to 5:00 p.m., New York City time, on April 12, 1999 (if and as extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer."

  The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal (as defined herein) that such conditions have been met.

  Each broker-dealer (other than an affiliate of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

  The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. Information regarding the operation of the public reference facilities of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock of the Company is listed on The New York Stock Exchange under the symbol "BDT." Information about the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the New Notes offered in the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission and its regional offices at the locations listed above.

  As a result of the filing of the Registration Statement with the Commission, the Subsidiary Guarantors (as defined herein) will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company intends to request the Commission to conditionally exempt the Subsidiary Guarantors from the informational requirements of the Exchange Act pursuant to Staff Accounting Bulletin No. 53 and Rule 12(h) of the Exchange Act. In the event that neither the Company nor any Subsidiary Guarantor is subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture (as defined herein) to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the information requirements of the Exchange Act.

                          INCORPORATION BY REFERENCE

  The following documents have been filed with the Commission and are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended on October 1, 1998; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998; (c) the information set forth under the captions "2. Selected Historical Combined Financial Information of SRS" and "3. Management's Discussion and Analysis of Financial Condition and Results of Operations--SRS" in the Company's Current Report on Form 8-K dated June 15, 1998; (d) the Company's Current Report on Form 8-K/A filed on January 13, 1998; and (e) the Company's Current Reports on Form 8-K filed on August 31, 1998, September 4, 1998, September 18, 1998, September 21, 1998, November 5, 1998 and March 9, 1999.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Stuart Boyd, Esq., Vice President- Legal Affairs, Breed Technologies, Inc., 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, Florida 33807, or by telephone at 941-668-6000.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and historical and pro forma financial statements and notes thereto included or incorporated by reference in this Prospectus. Unless the context otherwise requires, (i) references to "BREED" or the "Company" are to Breed Technologies, Inc. and its direct and indirect subsidiaries (including SRS), (ii) references to "SRS" are to the safety restraint systems business of AlliedSignal Inc. ("AlliedSignal") acquired by the Company on October 30, 1997 (the "SRS Acquisition"), (iii) references to any "fiscal" year of the Company or of SRS refer to the Company's or SRS's fiscal year ended or ending June 30 or December 31, respectively, in such year, and (iv) references to the "model year" of automobiles mean the twelve-month period generally commencing on September 1 of the prior year, although specific model years may vary by manufacturer and vehicle.

                                  The Company

  The Company is a worldwide leader in the design, development, manufacture and sale of all of the components used in complete, integrated occupant protection systems and components. Its principal products include sensors, electronics and related software, airbag modules and inflators, seat belt systems and steering wheels. These products are used in over 400 vehicle models manufactured by over 45 automobile manufacturers ("OEMs"), including General Motors ("GM"), Fiat, Ford, Chrysler, Suzuki and most of the world's largest OEMs.

  The Company's goal is to become the leading worldwide supplier of complete, integrated occupant protection systems, which consist of (i) sensors and electronics (including crash and occupant protection sensors, electronics and related software), (ii) airbag modules (consisting primarily of airbags and inflators), (iii) seatbelt systems (including pretensioners and retractors) and
(iv) steering wheels. To accomplish this goal, the Company has pursued strategic acquisitions, acquiring eleven companies since August 1994. On October 30, 1997, the Company consummated its largest acquisition to date, the SRS Acquisition, for an aggregate purchase price of $710.0 million in cash. SRS is the largest independent supplier of seatbelt systems and the third largest independent supplier of airbag systems in the United States and is a leading supplier of seat belts and airbag systems to OEMs worldwide. The SRS Acquisition expanded the Company's capabilities by adding seatbelt systems and complementary airbag technology, which should enable the Company to supply complete, integrated occupant protection systems to OEMs on a worldwide basis.

  In addition, in December 1997 the Company and Siemens Aktiengessellschaft ("Siemens") agreed to form a joint venture, BSRS Restraint Systems International GmbH & Co. KG ("BSRS"), pursuant to a joint venture agreement. In connection with BSRS, Siemens made a $115.0 million equity investment in the Company (the "Siemens Investment"), the proceeds of which were used to finance a portion of the purchase price of the SRS Acquisition. BSRS provides for the worldwide research, development, engineering, assembly and marketing of integrated occupant protection systems incorporating at least one component manufactured by each of the Company and Siemens (a "JV System"). The Company expects that components comprising JV Systems will continue to be produced separately by Siemens and the Company but will be sold by BSRS under trade names owned by it. The Company and Siemens completed formation of BSRS in June 1998.

  The Company was incorporated under the laws of the State of Delaware in 1986. The Company's principal executive offices are located at 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, Florida 33807-3050 and its telephone number is (941) 668-6000.

                               The Exchange Offer

Securities Offered..........  $330,000,000 aggregate principal amount of 9 1/4%
                              Senior Subordinated Notes due 2008, which have been registered under the Securities Act (the "New Notes," and together with the Old Notes, the "Notes"). See "Description of the Notes."

The Exchange Offer..........  Pursuant to the Exchange Offer, New Notes will be issued in exchange for a like principal amount of Old Notes that are validly tendered and not withdrawn. Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture governing the Old Notes and the New Notes.

Resale......................  Based on interpretations by the staff of the
                              Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or any Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company or any Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company or any Subsidiary Guarantor may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date.............
                              The Exchange Offer will expire at 5:00 p.m., New York City time, on April 12, 1999, unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the
                              Company. See "The Exchange Offer--Conditions of the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

Procedures for Tendering
Old Notes...................  Each holder of Old Notes wishing to accept the
                              Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or a facsimile thereof, together with such Old Notes and any other required documentation to IBJ Whitehall Bank & Trust Company, the Exchange Agent, at the address set forth herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act or, that if such holder or other person is an affiliate of the Company or any Subsidiary Guarantor, such holder or other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "The Exchange Offer-- Terms of the Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer-- Terms of the Exchange Offer--Guaranteed Delivery Procedures."

Special Procedures for
Beneficial Owners...........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures..................  Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Terms of the Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of New Notes.......  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions of the Exchange Offer"), the Company will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable following the Expiration Date.

Withdrawal Rights...........  Except as otherwise provided herein, tenders of
                              Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer--Withdrawal of Tenders of Old Notes."

Certain Federal Income Tax
Considerations..............  For a discussion of certain federal income tax considerations relating to the exchange of the New York Notes for the Old Notes, see "Certain Federal Income Tax Considerations."

Exchange Agent..............
                              IBJ Whitehall Bank & Trust Company is the
                              Exchange Agent. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

Consequences of Failure to
Exchange Old Notes..........  Holders of Old Notes who do not exchange their
                              Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable sate securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes-- Registration Rights."

                         Summary of Terms of New Notes

  The Exchange Offer applies to $330,000,000 aggregate principal amount of Old Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding.

Securities Offered..........  $330,000,000 aggregate principal amount of the
                              Company's 9 1/4% Senior Subordinated Notes Due 2008, which have been registered under the Securities Act.

Maturity Date...............  April 15, 2008.

Interest Payment Dates......  April 15 and October 15 of each year, commencing
                              October 15, 1998.

Guarantees..................  The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Company's existing and future active domestic subsidiaries (the "Subsidiary Guarantors") other than BTI Capital Trust and certain domestic subsidiaries owned by a foreign subsidiary of the Company, subject to certain limitations. The Subsidiary Guarantees will be subordinated to all senior indebtedness of the Subsidiary Guarantors. See "Description of the Notes--Subsidiary Guarantees."

Optional Redemption.........  The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after April 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to April 15, 2001, the Company may, at its option, redeem Notes with the net proceeds of one or more Equity Offerings, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of Notes issued remains outstanding after each such redemption. See "Description of the Notes--Optional Redemption."

Ranking.....................  The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness incurred pursuant to the New Credit Facility. The Notes rank pari passu in right of payment with all future senior subordinated indebtedness of the Company, if any, and will rank senior in right of payment to all future subordinated indebtedness of the Company, if any. The Notes are guaranteed, on a senior subordinated basis, by the Subsidiary Guarantors and effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of the

                              Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1998, the Company and the Subsidiary Guarantors had $528.0 million of Indebtedness outstanding ranking senior to the Notes (excluding $15.6 million in letters of credit). As of December 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had an aggregate of $269.9 million of accounts payable and third-party indebtedness outstanding. See "Description of the Notes--Subordination." The Indenture dated as of April 28, 1998, pursuant to which the Old Notes were, and the New Notes will be, issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Capitalization" and "Description of the Notes-- Subordination."

Change of Control...........  Upon a Change of Control, the Company is
                              required, subject to certain conditions, to offer to repurchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes--Change of Control."

Certain Covenants...........  The Indenture contains certain covenants that, among other things, restricts the Company and its Restricted Subsidiaries (as defined herein) with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) asset sales; (iv) transactions with affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) certain liens; and
                              (vii) certain consolidations, mergers or sales of assets. All of these restrictions are subject to a number of important limitations and qualifications. See "Description of the Notes-- Covenants."

Exchange Offer;               Holders of New Notes (other than as set forth
Registration Rights.........  below) are not entitled to any registration rights with respect to the New Notes. Pursuant to a Registration Rights Agreement (the
                              "Registration Rights Agreement") between the
                              Company and the Initial Purchasers, the Company agreed, for the benefit of the holders of Old
                              Notes, to file an Exchange Offer Registration
                              Statement. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement (as defined herein). Under certain circumstances, certain holders of Notes (including holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange
                              Offer) may require the Company to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such Holders. The interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Exchange
                              Offer; Registration Rights."

Use of Proceeds.............  The Company will not receive any proceeds from the Exchange Offer. All of the net proceeds from the Offering, together with borrowings under a new $675.0 million revolving credit facility with

                              NationsBank and certain other lenders (the "New Credit Facility"), were used (i) to repay all borrowings outstanding under the Bridge Credit Facility (which aggregated to approximately $800.0 million on the Closing Date) and (ii) for general corporate purposes. See "Use of Proceeds." The Offering and the use of the net proceeds therefrom, together with borrowings under the New Credit Facility, to repay all borrowings outstanding under the Bridge Credit Facility are referred to herein as the "Refinancing of the Bridge Credit Facility."

Risk Factors................
                              See "Risk Factors" as well as the other
                              information set forth in this Prospectus for a discussion of certain factors that should be considered by Holders of Old Notes before making a decision to tender Old Notes in the Exchange Offer.

                       Ratio of Earnings to Fixed Charges

  The following table sets forth for the periods indicated the consolidated ratio of earnings to fixed charges of the Company. For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and extraordinary item plus fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rental expense that is representative of the interest factor in such rentals.

              Year Ended June 30,               Pro Forma
        ------------------------------------   Year Ended     Six Months Ended
        1994    1995    1996    1997   1998   June 30, 1998   December 31, 1998
        -----   -----   -----   ----   ----   -------------   -----------------
        53.1x   92.7x   33.8x   2.0x   (1)         (1)               (2)

--------
(1) During fiscal 1998, the Company incurred repositioning, impairment and certain other special charges aggregating $387.1 million incurred during the three months ended December 31, 1997 and, as a result, earnings were insufficient to cover fixed charges by $408.9 million for fiscal 1998. On a pro forma basis, fiscal 1998 earnings were insufficient to cover fixed charges by $416.5 million.

(2) During the six months ended December 31, 1998, the Company's earnings were insufficient to cover fixed charges by $52.4 million.

                                 RISK FACTORS

  An investment in the Notes involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus or incorporated by reference herein, in evaluating an investment in the Notes.

  Substantial Leverage. The Company has been and will continue to be, highly leveraged. As of December 31, 1998, the Company's consolidated indebtedness was $907.2 million and its stockholders' deficit was $61.6 million. Pro forma for the SRS Transactions and the Refinancing of the Bridge Credit Facility, earnings were insufficient to cover fixed charges by $416.5 million for fiscal 1998. The Indenture and the New Credit Facility permit the Company and its subsidiaries to incur additional indebtedness, subject to certain limitations. The degree to which the Company is leveraged could have important consequences for the holders of the Notes, including, but not limited to, the following:
(i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired; (iii) the Company's leverage may increase its vulnerability to economic downturns and limit its ability to withstand competitive pressures; and (iv) the Company's ability to capitalize on significant business opportunities may be limited.

  The ability of the Company to meet its debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although management believes that the Company's cash flow will be adequate to meet its interest and principal payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the New Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt (including the Notes) or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds that the Company could realize therefrom. In addition, the terms of the New Credit Facility and the Indenture restrict the Company's ability to sell assets and the use of the proceeds therefrom.

  If for any reason, including a shortfall in anticipated operating results or proceeds from asset sales, the Company were unable to meet its debt service obligations, it would be in default under the terms of the New Credit Facility. In the event of such a default, the lenders under the New Credit Facility could elect to declare all of such indebtedness immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under the New Credit Facility. In addition, such lenders could proceed against their collateral, which consists of substantially all of the domestic assets of the Company. Any default with respect to the New Credit Facility could result in a default under other indebtedness or result in a bankruptcy of the Company. Such defaults could delay or preclude payment of principal of, or interest on, the Notes. See "Description of the Notes--Subordination."

  Waiver of Potential Defaults under the New Credit Facility; Need to Amend New Credit Facility. On April 28, 1998, the Company entered into the New Credit Facility. See "Description of New Credit Facility." At December 31, 1998, the Company had an aggregate of $528.0 million of borrowings outstanding under the New Credit Facility, which bore interest at a weighted average rate of 7.48% per annum at such date, and had aggregate borrowing availability thereunder of $54.4 million. Because the Company would have been in violation of the net worth covenant in the New Credit Facility as of December 30, 1998, the Company obtained a waiver of this covenant from the lenders that was effective from December 30, 1998 through February 12, 1999 (the "First Waiver"). Pursuant to the First Waiver, the maximum borrowing availability under the Company's Revolving Credit Facility was decreased from $150.0 million (including letters of credit) to $110.0 million (including letters of credit).

  On February 11, 1999, the Company obtained a new waiver (the "Second Waiver") of such net worth covenant as well as a waiver of an event of default that existed due to the Company's failure to register certain securities as required under certain agreements to which it is a party. The Second Waiver is effective from February 13, 1999 through March 30, 1999. In connection with the Second Waiver, the maximum borrowing availability under the Revolving Credit Facility was increased to $125.0 million (including letters of credit). As of February 15, 1999, the Company had an aggregate of $570.9 million of borrowings outstanding under the New Credit Facility (including $82.9 million of borrowings under the Revolving Credit Facility). Additionally, $15.6 million of letters of credit were outstanding under the Revolving Credit Facility leaving an aggregate borrowing availability thereunder of $26.5 million. The Company paid the lenders fees aggregating $1.3 million in connection with the Second Waiver. The Company is not currently in violation of any covenants contained in the New Credit Facility.

  The Company is in the process of negotiating an amendment to the loan agreement relating to the net worth covenant and the existing event of default as well as certain other financial covenants. The Company is not currently in violation of these other financial covenants but anticipates that, to the extent such covenants are not amended, it will be in violation of the two provisions presently waived as of March 31, 1999 and certain other financial covenants by June 30, 1999. The Company anticipates that in connection with any such amendment, borrowing availability under the Revolving Credit Facility will be restored to $150.0 million. Although the Company believes that it will be able to negotiate the necessary amendments with its lenders, there can be no assurance that it will be able to do so. Any amendment to the New Credit Facility must be approved by the lenders holding more that 50% of the commitments and borrowings outstanding under the New Credit Facility. In the absence of a further waiver or an amendment to the New Credit Facility, after March 30, 1999, the lenders would be entitled to exercise all of their rights under the loan agreement including, without limitation, declaring all amounts outstanding under the New Credit Facility immediately due and payable and/or exercising their rights with respect to the collateral securing the New Credit Facility, which consists of, among other things, substantially all of the real and personal property of the Company and its subsidiaries.

  If the Company is unable to obtain a further waiver or amendment to the New Credit Facility, the Company may not have sufficient cash to meet its working capital, debt service and capital expenditure needs beyond March 30, 1999, in which case, the Company may be required to obtain financing from other sources. There can be no assurance that such financing will be available or, if available, that it will be on terms satisfactory to the Company. Consequently, the inability to obtain any such waiver, amendment or alternative financing would have a material adverse effect on the Company's financial condition and results of operations.

  Integration and Management of Acquired Businesses. Since August 1994, the Company has completed eleven acquisitions, including the SRS Acquisition in October 1997. The SRS Acquisition was significantly larger than any acquisition previously completed by the Company and represents a substantial increase in the scope of the Company's business. The Company has limited experience in the design, development, manufacture and sale of seatbelt systems, which represent a significant portion of the SRS business. Pro forma for the SRS Acquisition, seatbelt system sales would have accounted for 29.5% of the Company's fiscal 1998 net sales. There can be no assurance that the Company will be able to successfully integrate the operations of SRS or the other recently acquired businesses into the Company's operations. In particular, the Company may experience (i) difficulty in assimilating the operations and personnel of the acquired companies, (ii) disruption of the Company's ongoing business, (iii) the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of acquired products or technologies into the Company's offerings, (iv) difficulty in the maintenance of uniform standards, controls, procedures and policies and (v) the impairment of relationships with employees and customers.

  In addition, the Company has committed to a plan to reposition and combine certain of its manufacturing and sales and engineering facilities and, in connection with such plan, incurred a repositioning charge of $177.0 million during the three months ended December 31, 1997. Any failure on the part of the Company to successfully implement its repositioning program or integrate and manage the operations of SRS or the other recently acquired businesses could have a material adverse effect on the Company's financial condition and results of operations. The Company has little history of operations on a combined basis with SRS and the other recently acquired businesses.

  Risks Associated with Siemens Joint Venture. When fully operational over the next several years, BSRS is expected to assume the sales and marketing, as well as the research, development and engineering, functions for the Company's integrated occupant protection systems and components. As a result, because BSRS will employ the personnel responsible for such functions, the Company expects to substantially reduce its sales and marketing and research, development and engineering staff. In the event that BSRS is terminated, there can be no assurance that the Company will be able to rehire a sufficient number of such personnel and any inability to do so could have a material adverse effect on the Company. Further, all significant operating decisions regarding BSRS must be approved by Siemens and the Company. In the event of a deadlock regarding material operating decisions, either party may sell their interest in BSRS to the other or BSRS may be terminated. If the Company sells its interest in BSRS or BSRS is otherwise terminated, the Company will likely no longer have access to Siemens' expertise in sensors and electronics, which may materially adversely affect the Company's ability to develop next generation, intelligent, integrated occupant protection systems. Any failure to develop such systems would adversely affect the Company's competitive position and could have a material adverse effect on the Company's financial condition and results of operations.

  Pursuant to the joint venture agreement relating to BSRS, the Company and Siemens are required to fund the operations of BSRS pursuant to an operating budget to be agreed upon by the parties. The New Credit Facility and the Notes restrict the amount that the Company can invest in BSRS. The New Credit Facility limits the Company's investments in BSRS to $10.0 million in fiscal 1999 and 2000 and $15.0 million in each year thereafter provided that the Company may make investments in BSRS in excess of the specified amounts beginning in fiscal 2000 and thereafter if, after adding such specified amounts to consolidated fixed charges (as defined in the New Credit Facility), the Company is in compliance with the covenants in the New Credit Facility. Any inability to make sufficient investments in BSRS could have a material adverse effect on the operations of BSRS. See "Description of New Credit Facility" and "Description of the Notes--Covenants--Restricted Payments."

  Dependence on the Development of New Products. In recent years, automotive occupant protection systems have changed significantly, based on changes in government regulations, the demand by OEMs and consumers for improved systems and rapid advances in the technology underlying these systems. The Company believes that occupant protection systems will continue to change rapidly, with industry participants seeking to develop and introduce intelligent occupant protection systems that will be able to react differently to particular crash situations and to make improvements in other components of occupant protection systems. The Company believes that its future success will depend in part on its ability to enhance its existing products and to develop new products that meet changing government regulatory requirements and satisfy OEM and consumer requirements, particularly requirements for intelligent occupant protection systems. There can be no assurance that the Company will meet these objectives and any failure to do so could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Research and Development."

  Reliance on Major Customers. Pro forma for the SRS Acquisition, sales to Fiat, GM, Chrysler and Ford represented approximately 20%, 19%, 19% and 16%, respectively, of the Company's net sales for fiscal 1998. These customers are not committed to purchase any specified quantities of products from the Company and there can be no assurance that these customers will continue to purchase products from the Company at levels consistent with previous purchases. A significant decline in sales of the Company's products to these customers would have a material adverse effect on the Company's financial condition and results of operations. See "Business--Customers."

  Effects of Likely Price Decreases. The Company anticipates that the prices of automotive occupant protection systems and components such as those sold by the Company will continue to decline over the next several years as a result of competitive pressures and OEM requirements. The Company's future profitability, therefore, will depend, among other things, on its ability to continue to reduce its per-unit costs and maintain a cost structure, internally and with its suppliers, that will enable it to offer competitive prices. There can be no assurance that the Company will be successful in doing so.

  Dependence on the Automotive Industry. Sales of products to the automotive industry have accounted for substantially all of the Company's net sales. The automobile market is cyclical and dependent on general economic conditions. Future declines in car production in the United States or in markets outside the United States could have a material adverse effect on the Company's financial condition and results of operations. In addition, most of the Company's customers are unionized and may, from time to time, experience labor disruptions. Any disruption in production by one or more of the Company's customers could have an adverse effect on the Company's financial condition and results of operations.

  Government Regulation. The North American market for automotive occupant protection systems has been significantly affected by federal safety regulations and the Company believes that such regulations will continue to have a significant effect on this market. Specifically, the rapid installation of driver-side and passenger-side airbags was initially caused in the United States by federal safety regulations. Recently, there has been negative publicity concerning airbag performance, particularly the performance of passenger-side airbags, and it is possible that federal safety regulations will be revised in response to the concerns raised. It is difficult to predict the nature of any such regulatory changes or the impact of such changes on the Company's financial condition and results of operations.

  Product Liability. The sale of the Company's products entails an inherent risk of product liability claims. Although the Company maintains product liability insurance covering certain types of claims, the Company's policies are subject to substantial deductibles and there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that any particular loss will be covered. Such insurance can be expensive and in the future may not be available on acceptable terms, if at all. A successful claim brought against the Company not covered by the Company's insurance or resulting in a recovery in excess of its insurance coverage could have a material adverse effect on the Company's financial condition and results of operations.

  Warranty and Recall Exposure. The Company warrants to its OEM customers that its products are free from defects and that they meet certain OEM designated specifications. The OEMs in turn offer product warranties to the purchasers of vehicles. In some instances of common complaint, the automobile manufacturer will institute a vehicle recall or will be required by a governmental agency to conduct a recall. As a result, from time to time, the Company has received claims against it and requests for payment from its OEM customers to remedy complaints made by the purchasers of vehicles. There can be no assurance that the Company will not incur substantial warranty or recall expense in the future. Such complaints and the related expenses could have a material adverse effect on the Company's relationship with its OEM customers and on its financial condition and results of operations.

  Potential Fluctuations in Quarterly Results. The Company's quarterly operating results may vary significantly depending on factors such as the timing of significant orders, the level of sales by automobile manufacturers, disruptions caused by labor disputes and the seasonal patterns of its customers, especially those located in Europe. A large portion of the Company's expenses are fixed and cannot be adjusted in response to a shortfall in quarterly revenues. There can be no assurance that the Company will operate profitably in any quarter.

  Long Lead Times for Sales. The Company typically competes for new business at the beginning of the development of new vehicle models and upon the redesign of existing models by its customers. New model development generally begins three to five years prior to the marketing of such models to the public. As a result of the relatively long lead times required for sales of automotive occupant protection systems and components, it may be difficult for the Company to obtain new sales to replace any unexpected decline in sales to existing customers. The failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company's financial condition and results of operations.

  Competition. The markets for automotive occupant protection systems and components are highly competitive. Increased competition could result in price reductions and loss of market share, which would adversely affect the Company's financial condition and results of operations. Many of the Company's current and potential competitors have greater financial and other resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors. See "Business--Competition."

  Risks Associated with International Sales. Pro forma for the SRS Acquisition, international sales accounted for approximately 40% of the Company's net sales in fiscal 1998. The Company expects that international sales will continue to account for a significant portion of its business in the future. The Company's ability to compete effectively outside the United States will depend on its ability to develop the relationships and, if demand requires, additional facilities necessary to service international customers. In addition, the Company's financial results attributable to international sales may be affected by fluctuations in currency exchange rates, increases in duty rates, difficulties in obtaining export licenses, trade and tariff regulations, political instability, difficulties or delays in collecting accounts receivable and difficulties in staffing and managing international operations. Pro forma for the SRS Acquisition, sales in Asia accounted for approximately 4.1% of the Company's net sales for fiscal 1998. In recent months, certain Asian currencies have been devalued significantly in relation to the U.S. dollar and financial markets in Asia have experienced significant turmoil. There can be no assurance that the Company's sales in Asia will not be materially adversely affected by such developments.

  Dependence on Key Personnel. The Company's success depends to a significant extent upon the continued services of its executive officers and other key management. The loss of the services of any one or more of such key personnel could have a material adverse effect on the Company and there can be no assurance that the Company would be able to find suitable replacements for such key personnel.

  Dependence on Suppliers. Certain key components used in the Company's products, such as restraints control modules and certain hybrid inflators, are currently purchased from single sources. In addition, the Company subcontracts the manufacture of certain of its subassemblies to third parties. The inability to obtain sufficient sources of components or subassemblies as required, or to obtain or develop alternative sources at competitive prices and quality if and as required in the future, could result in delays in product shipments or increase the Company's supply costs, either of which would adversely affect the Company's financial condition and results of operations.

  Patents and Proprietary Technology. The Company relies on a number of patents, trade secrets and non-disclosure agreements to protect its technology. There can be no assurance that any patents now or hereafter owned by the Company will afford protection against competitors which develop similar technology. In addition, upon expiration of such patents, competitors may develop and sell products based on technologies similar or equivalent to those currently covered by the Company's patents. In addition, the laws of some foreign countries do not protect the Company's patents and other proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent imitation of its products or technology, that the Company's proprietary information will not become known to competitors, that the Company can effectively protect its rights to unpatented proprietary information or that the Company's competitors will not independently develop products or technologies that are superior to the Company's products or technologies without infringing on the Company's intellectual property rights. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future.

  Safety and Environmental Considerations. Sodium azide, which is used in the propellant for certain of the Company's inflators, is flammable and has exhibited toxicity in laboratory animal tests. In addition, the manufacture of propellant containing sodium azide, as well as primers used in certain of the Company's products, entails certain hazards. The Company's method of production limits the quantity of these energetic materials in process at any one time and utilizes certain safety measures. Notwithstanding these precautions, the Company has on occasion experienced fires and explosions at its manufacturing facilities. Although the Company's facilities and processes are designed in a manner intended to minimize risks associated with the use of energetic materials such as sodium azide and primers, there can be no assurance that the Company will not encounter additional incidents or safety issues relating to the use and manufacture of these energetic materials. The Company also uses various other hazardous and toxic substances in its manufacturing processes, including certain solvents, lubricants, sodium azide and pyrotechnic materials. The inadvertent release of any of these substances into the environment could subject the Company to significant liability for clean-up costs or fines, which could have a material adverse effect on the Company's financial condition and results of operations. Additionally, the Company may be required to make significant expenditures to ensure that the Company's facilities and operations continue to satisfy environmental regulations and these regulations may change significantly in the future.

  Risks Relating to Year 2000. Based on recent assessments, the Company has determined that it will be required to modify or replace portions of its software and hardware so that its computer systems will properly utilize dates beyond December 31, 1999. The Company has also queried its important suppliers and customers that do not share information systems with the Company. To date, the Company is not aware of any Year 2000 problems of its suppliers and customers that would materially impact the Company's results of operations or financial condition. However, there can be no assurance that the Company's suppliers and customers will be Year 2000 compliant, and any such failure on their part could adversely impact the Company. During fiscal 1998, the Company incurred approximately $1.0 million of costs in connection with implementing its Year 2000 program. The Company estimates that it will spend an additional $6.0 million to complete its Year 2000 program. There can be no assurance that the cost to complete the Company's Year 2000 program will not materially exceed the Company's expectations. In addition, to the extent that any material Year 2000 problem is not remedied by the Company in a timely manner, such problem could have a material adverse effect upon the Company's results of operations and financial condition.

  Control of the Company by Principal Stockholders. As of February 16, 1999, Allen K. Breed and Johnnie Cordell Breed and trusts established for their benefit beneficially owned approximately 46.3% of the outstanding Common Stock of the Company. As a result, Mr. and Mrs. Breed are able to exercise control over the Company's affairs through their ability to elect all of the directors of the Company and control the vote on all matters requiring stockholder approval. There can be no assurance that the interests of Mr. and Mrs. Breed and those of the holders of the Notes will not conflict.

  Limitation on Subsidiary Guarantees; Fraudulent Conveyance Concerns. The issuance of a Subsidiary Guarantee by a Subsidiary Guarantor may be subject to review under federal or state fraudulent conveyance laws in the event of the bankruptcy or other financial difficulty of such Subsidiary Guarantor. Depending upon the standard applied in connection with such review, such review could result in the indebtedness evidenced by a Subsidiary Guarantee being voided or subordinated to all other indebtedness of such Subsidiary Guarantor (in addition to the senior indebtedness of such Subsidiary Guarantor to which such Subsidiary Guarantee is expressly subordinated), and could result in payments previously made in respect of such Subsidiary Guarantee being returned to such Subsidiary Guarantor.

  For example, under applicable law, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor, were to find that when such Subsidiary Guarantor incurred the indebtedness evidenced by its Subsidiary Guarantee, such Subsidiary Guarantor (a)(i) was insolvent or was rendered insolvent by reason of such incurrence, (ii) was engaged in a business or transaction for which the assets remaining with such Subsidiary Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed (or reasonably should have believed) that it would incur, indebtedness beyond its ability to pay such indebtedness as it matures and (b) received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Subsidiary Guarantee could be voided, or claims in respect of the Subsidiary Guarantee could be subordinated to all other Indebtedness of such Subsidiary Guarantor. In addition, any amounts previously paid by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to such Subsidiary Guarantor, or to a fund for the benefit of the creditors of such Subsidiary Guarantor. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction being applied. Generally, however, a Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured or (ii) it could not pay its debts as they become due.

  A court will likely find that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability thereunder exceeds any direct benefit it received from the issuance of the Notes. Each Subsidiary Guarantee will limit the liability of the Subsidiary Guarantor thereunder to the maximum amount that it could pay without the guarantee being deemed a fraudulent transfer. There can be no assurance that this limitation will be effective. If this limitation is not effective, the issuance of a Subsidiary Guarantee by a Subsidiary Guarantor could be deemed to render insolvent such Subsidiary Guarantor. If this limitation is effective, there can be no assurance that the limited amount so guaranteed would be sufficient to pay amounts owed under the Notes in full.

  Subordination of the Notes and the Subsidiary Guarantees. The Notes and the Subsidiary Guarantees are unsecured, general obligations of the Company and the Subsidiary Guarantors, respectively, subordinated in right of payment to all existing and future senior indebtedness of the Company and the Subsidiary Guarantors, including Indebtedness under the New Credit Facility. As of December 31, 1998, the Company and the Subsidiary Guarantors had approximately $528.0 million of Indebtedness outstanding ranking senior to the Notes (excluding $15.6 million in letters of credit), and the Company had $54.4 million of additional borrowing availability under the New Credit Facility (which reflects $15.6 million in outstanding letters of credit) all of which would be Senior Indebtedness. In the event of the bankruptcy, liquidation or reorganization of the Company or a Subsidiary Guarantor, the assets of the Company or such Subsidiary Guarantor would be available to pay obligations on the Notes only after all senior indebtedness of the Company or such Subsidiary Guarantor, as the case may be, has been repaid in full. Consequently, sufficient assets may not exist to pay amounts due on the Notes. In addition, the subordination provisions of the Indenture provide that no cash payments may be made with respect to the Notes during the continuance of a payment default under certain Senior Indebtedness of the Company. Furthermore, if certain nonpayment defaults exist with respect to certain Senior Indebtedness, the holders of such Senior Indebtedness would be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes-- Subordination."

  None of the Company's foreign subsidiaries are Subsidiary Guarantors, and the Notes are effectively subordinated in right of payment to all indebtedness and other liabilities (including trade payables) of these subsidiaries. As of December 31, 1998, the Company's subsidiaries that are not Subsidiary Guarantors had approximately $269.9 million of accounts payable and third-party indebtedness outstanding. The right of the Company to receive assets of any of its subsidiaries that are not Subsidiary Guarantors upon liquidation or reorganization of such subsidiary are subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent the Company itself is recognized as a creditor of such subsidiary. See "Description of the Notes--Subordination."

  Consequences of Failure to Exchange and Requirements for Transfer of New Notes. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or a Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, does not intend to participate in and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or a Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. Each broker-dealer (other than an affiliate of the Company or a Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Company or any Subsidiary Guarantor may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Following the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement) pursuant to the Old Notes.

  Restrictions Imposed by the New Credit Facility and the Indenture. The New Credit Facility and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, including investments in the Siemens Joint Venture, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities (including, without limitation, pursuing the Siemens Joint Venture) that may be in the best interest of the Company. In addition, the New Credit Facility also requires the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the New Credit Facility. In the event of any such default, the lenders under the New Credit Facility could elect to declare all borrowings outstanding under the New Credit Facility to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on the Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. If the indebtedness under the New Credit Facility or the Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full. See "Description of the Notes" and "Description of New Credit Facility."

  Change of Control and Possible Inability to Repurchase Notes. The Indenture requires the Company, in the event of a Change of Control, to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The New Credit Facility restricts such a purchase and such an offer would require the approval of the lenders thereunder. In addition, certain events involving a change of control may be an event of default under the New Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the holders of the Notes to require the Company to repurchase the Notes may be of limited value if the Company cannot obtain the required approval under the New Credit Facility. In addition, even if such approval were obtained, there can be no assurance that the Company will have the financial resources necessary to purchase the Notes upon a Change of Control. Failure to offer to repurchase the Notes under such circumstances, however, would constitute an event default under the Indenture. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

  Lack of Public Market for the New Notes. The New Notes will constitute a new issuance of securities for which there is currently no trading market. The New Notes will not be listed on any securities exchange and the Company does not intend to seek approval for quotation through any automated quotation system. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

  The Old Notes were sold by the Company on April 28, 1998 to the Initial Purchasers in reliance on Section 4(2) of the Securities Act. The Initial Purchasers offered and sold the Old Notes only (i) to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements and (iii) to certain persons in offshore transactions in reliance on Regulations under the Securities Act.

  In connection with the sale of the Old Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement, which generally requires the Company (i) to cause the Old Notes to be registered under the Securities Act or (ii) to file with the Commission the Exchange Offer Registration Statement with respect to the Exchange Offer. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder with regard to the Notes. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Note, by book-entry transfer at DTC.

  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company or any Subsidiary Guarantor may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company or any Subsidiary Guarantor) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements in connection with a secondary resale transaction.

  The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  By tendering in the Exchange Offer, each holder of Old Notes will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder,
(ii) neither the holder of Old Notes nor any such other person is participating in, intends to participate, or has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) neither the holder nor any such other person is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the holder is not a broker-dealer, that neither the holder nor any such other person is engaged in or intends to engage in the distribution of such New Notes, or (v) if such holder is a broker-dealer, that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on whether to participation in the Exchange Offer.

Terms of the Exchange Offer

  General. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, the Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

  The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

  As of the date of this Prospectus, $330,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about March 15, 1999 to registered Holders of Old Notes.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  Expiration Date; Extensions; Amendments. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on April 12, 1999, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the Company has no current intention to extend the Exchange Offer, the Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first New York Stock Exchange trading day following the Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

  In all cases, issuance of the New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Notes. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with
DTC), unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

  Interest on the New Notes. Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes, from April 28, 1998.

  Procedures for Tendering Old Notes. The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all reference in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

  THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against submission of a duly signed Letter of transmittal (and any other required documents) and deposit of the tendered Old Notes (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered by such tendering holder, such unaccepted or non-exchanged Old Notes will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Company reserves the right in its sole discretion (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and (ii) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

  Book Entry Transfer. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are compiled with, within the time period provided under such procedures.

  Guaranteed Delivery Procedures. If the holder desires to participate in the Exchange Offer and such holder's Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent has received from an Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered, the certificate number(s) of the Old Notes to be tendered and the amount tendered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with any other documents required by the Letter of Transmittal and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of book-entry transfer such Old Notes into the Exchange Agent's account at DTC, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange Trading Days after the date of execution of the Notice of Guaranteed Delivery. Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), The Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  Terms and Conditions of the Letter of Transmittal. The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and adverse claims. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete and give effect to the transactions contemplated by the Letter of Transmittal. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

  By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

  Withdrawal of Tenders of Old Notes. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the

Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the business day prior to the Expiration Date.

Conditions of the Exchange Offer

  Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange offer as provided therein before the acceptance of such Old Notes, if:

    (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of the Company, seeks to or would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

    (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or

    (c) there shall occur a change in the current interpretations by the staff of the Commission which, in the Company's reasonable judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

  If the Company determines in its sole discretion that any of the above conditions is not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Notes (see "--Terms of the Exchange Offer--Withdrawal of Tenders of Old Notes") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

Exchange Agent

  IBJ Whitehall Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        By Hand or Overnight Courier:       By Registered or Certified Mail:


     IBJ Whitehall Bank & Trust Company    IBJ Whitehall Bank & Trust Company
              One State Street                         P.O. Box 84
          New York, New York 10004                Bowling Green Station
                                              New York, New York 10274-0084


     Attn: Securities Processing Window
                 Subcellar One (SC-1)        Attn: Reorganization Operations
                                                       Department

         By Facsimile Transmission (for Eligible Distributions only):

                                (212) 858-2611

                             Confirm by Telephone:

                                (212) 858-2103

           For information with respect to the Exchange Offer, call

                       Luis Perez of the Exchange Agent:

                                (212) 858-2815

Fees and Expenses

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

  The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company or any subsidiary thereof, (ii) inside the United States to a qualified institutional buyer in compliance with rule 144A, (iii) inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,
(iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. The liquidity of the Old Notes could be adversely affected by the Exchange Offer.

Accounting Treatment

  The New Notes would be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the Offering were approximately $318.4 million. The Company used
(i) approximately $287.3 million of the net proceeds from the Offering, together with the net proceeds of borrowings of approximately $525.0 million under the New Credit Facility, to repay all borrowings outstanding under a bridge credit facility used to finance the SRS Acquisition, which aggregated $800.0 million (excluding $10.0 million in letters of credit) on the Closing Date and (ii) approximately $31.1 million of the net proceeds for general corporate purposes.

                           DESCRIPTION OF THE NOTES

General

  The New Notes are to be issued under the Indenture, dated as of April 28, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors referred to below and IBJ Schroder Bank & Trust Company, currently known as IBJ Whitehall Bank & Trust Company, trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding. The Old Notes and New Notes are herein collectively referred to as the "Notes".

  The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions" below. A copy of the Indenture and the form of Notes have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

Principal, Maturity and Interest

  The Notes mature on April 15, 2008, are limited initially in aggregate principal amount to $330,000,000 and will be unsecured senior subordinated obligations of the Company. The Indenture provides for the issuance of up to $100.0 million aggregate principal amount of additional Notes having identical terms and conditions to the Notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby. For purposes of this "Description of the Notes," reference to the Notes does not include Additional Notes. No offering of any such Additional Notes is being or will in any manner be deemed to be made by this Prospectus. In addition, there can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.

  Each Note bears interest at the rate set forth on the cover page hereof from April 28, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on April 15 and October 15 in each year, commencing October 15, 1998, until the principal thereof is paid or duly provided for, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 1 or October 1 next preceding such interest payment date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

  The principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee located at One State Street, New York, New York 10004); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the security register. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  As of the Closing Date, all of the Company's Subsidiaries (including BTI Capital Trust) were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries, subject to certain limitations. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

  The Notes are not be entitled to the benefit of any sinking fund.

Subordination

  The Notes are unsecured senior subordinated obligations of the Company. The Notes are, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all present and future Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, whether voluntary or involuntary (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Indebtedness will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes are entitled to receive any payment or distribution of any kind with respect to the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Indebtedness to at least the same extent as the Notes are so subordinated), before all the Senior Indebtedness is paid in full, then such payment or distribution will be held in trust for the holders of Senior Indebtedness and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full.

  The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if a default in the payment of principal of (or premium, if any) or interest on Designated Senior Indebtedness has occurred and is continuing or a default in the payment when due of any other obligation under the New Credit Facility has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) has occurred and is continuing with respect to any Designated Senior Indebtedness permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") and the Company and the Trustee have received written notice thereof from the agent under the New Credit Facility or from an authorized Person on behalf of any holder of Designated Senior Indebtedness, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after the date on which the applicable Blockage Notice is received unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (y) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Trustee from the agent under the New Credit Facility or from the Person who gave the Blockage Notice. However, the Company may make payments on the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from a representative of the Designated Senior Indebtedness affected by such Senior Payment Default or Senior Nonmonetary Default. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Indebtedness and will be required to be paid over and delivered forthwith to the holders of the Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Senior Indebtedness.

  Whenever the Company is prohibited from making any payment on or in respect of the Notes, the Company will also be prohibited from making, directly or indirectly, any legal defeasance or covenant defeasance of the Notes as described under "--Legal Defeasance and Covenant Defeasance" and from making any payment of any kind on account of the redemption, purchase or other acquisition of the Notes.

  The Subsidiary Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all senior debt of the Subsidiary Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness.

  The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "--Legal Defeasance and Covenant Defeasance."

  As a result of the subordination provisions described above, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and assets which would otherwise be available to pay obligations in respect of the Notes will be available only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes. See "Risk Factors--Subordination of the Notes and the Subsidiary Guarantees."

  At December 31, 1998 the Company had $528.0 million of Senior Indebtedness outstanding (all of which was secured) and the Company had additional borrowing availability of $54.4 million under the New Credit Facility (which reflects $15.6 million in outstanding letters of credit), all of which would be secured Senior Indebtedness, if borrowed. The terms of the Indenture permit the Company and its Restricted Subsidiaries to incur additional Senior Indebtedness, subject to certain limitations, including Indebtedness that may be secured by Liens on property of the Company and its Restricted Subsidiaries. See the discussion below under the captions "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" and "--Certain Covenants--Liens." In addition, the Notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's subsidiaries that are not Subsidiary Guarantors (the "Non-Guarantor Subsidiaries"). As of December 31, 1998, the Company's Non-Guarantor Subsidiaries had $269.9 million of accounts payable and third-party indebtedness outstanding. See "Risk Factors-- Subordination of the Notes and the Subsidiary Guarantees."

Subsidiary Guarantees

  Payment of the principal of and premium, if any, and interest on the Notes, when and as the same become due and payable, is guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors referred to below. The Subsidiary Guarantees are, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Subsidiary Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Limitation on Subsidiary
Guarantees: Fraudulent Conveyance Concerns."

  The Indenture requires that each active Domestic Restricted Subsidiary (other than BTI Capital Trust and any Domestic Subsidiary that is owned by a Foreign Subsidiary) be a Subsidiary Guarantor, as well as each other Restricted Subsidiary that guarantees any other Indebtedness of the Company or of a Domestic Restricted Subsidiary.

  Subject to the provisions of the following paragraph, the Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless: (a) the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

  The Indenture provides that, in the event of (a) a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company (by way of merger, consolidation or otherwise), (b) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not an Affiliate of the Company (by way of merger, consolidation or otherwise) or (c) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Indenture, then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes; provided that the Net Cash Proceeds of such sale, transfer or other disposition (if any) are applied in accordance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

Optional Redemption

  Except as provided below, the Notes are not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Notes are redeemable at the election of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at the following redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on April 15, of the years indicated below:

                                                                      Redemption
   Year                                                                 Price
   ----                                                               ----------
   2003..............................................................  104.625%
   2004..............................................................  103.083
   2005..............................................................  101.542
   2006 and thereafter...............................................  100.000

  Notwithstanding the foregoing, at any time or from time to time prior to April 15, 2001, the Company may redeem, on one or more occasions, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes and (ii) the initial aggregate principal amount of any Additional Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the initial aggregate principal amount of the Notes (including any Additional Notes) remains outstanding; provided further that such redemptions occur within 90 days of the date of closing of the related Equity Offering.

  If less than all the Notes or Additional Notes, if any, are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by lot or such other method as the Trustee deems fair and appropriate.

Mandatory Redemption

  Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs at any time, then each Holder will have the right to require that the Company purchase such Holder's Notes and Additional Notes, if any, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes and Additional Notes, if any, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes and Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things,
(i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Note or Additional Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes and Additional Notes that might be tendered by Holders of the Notes and Additional Notes, if any, seeking to accept the Change of Control Offer. The New Credit Facility restricts such a purchase of Notes and Additional Notes, if any, by the Company prior to full repayment of Indebtedness under the New Credit Facility and a Change of Control Offer would require the approval of the lenders thereunder. In addition, certain events involving a Change of Control may be an event of default under the New Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the Holders of the Notes and Additional Notes, if any, to require the Company to repurchase the Notes and Additional Notes, if any, may be of limited value if the Company cannot obtain the required approval under the New Credit Facility. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents from the lenders under the New Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes and Additional Notes, if any, the rights described under "Events of Default and Remedies." See "Risk Factors--Change of Control and Possible Inability to Repurchase Notes."

  The existence of a Holder's right to require the Company to purchase such Holder's Notes or Additional Notes, if any, upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

  The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders of Notes or Additional Notes, if any, the right to require the Company to repurchase such Notes or Additional Notes, if any, in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect Holders of the Notes or Additional Notes, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" below for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

  The Company will comply with the applicable tender offer rules including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

 Asset Sales

  (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% (A) cash or cash equivalents or (B) the assumption by the transferee of Indebtedness of the Company or a Restricted Subsidiary that is senior to or pari passu with the Notes or the Subsidiary Guarantees, as the case may be, and release of the Company or such Restricted Subsidiary from all liability on such Indebtedness, or a combination of the foregoing.

  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the New Credit Facility or other credit facility referred to in clause (i) of the definition of Permitted Indebtedness or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (b)(i) or (b)(ii) (without regard to the parenthetical contained in such clause (b)(ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all Holders of Notes and Additional Notes, if any, and from the holders of any Pari Passu Indebtedness, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in the Indenture or the agreements governing any such Pari Passu Indebtedness, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and Additional Notes, if any, and any such Pari Passu Indebtedness that may be purchased with the Excess Proceeds. The offer price as to each Note and Additional Note, if any, and any such Pari Passu Indebtedness will be payable in cash in an amount equal to (solely in the case of the Notes and Additional Notes) 100% of the principal amount of such Note and Additional Note, if any, and (solely in the case of Pari Passu Indebtedness) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness, plus in each case accrued and unpaid interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Notes and Additional Notes, if any, and any such Pari Passu Indebtedness tendered pursuant to an excess proceeds offer is less than the Excess Proceeds, the Company may use the portion of the Excess Proceeds not required to be used to repurchase the Notes and Additional Notes and such Pari Passu Indebtedness for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes, if any, and any such Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and Additional Notes and any such Pari Passu Indebtedness to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes and Additional Notes and the principal amount or accreted value of such Pari Passu Indebtedness tendered by each holder). Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

Certain Covenants

 Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

    (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurred;

    (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

    (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, Pari Passu Indebtedness or any Subordinated Indebtedness (except a payment of principal at Stated Maturity), or make any payment on or in respect of the Convertible Debentures; or

    (d) make any Investment (other than a Permitted Investment) in any Person

  (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

      (i) no Default or Event of Default has occurred and is continuing,

      (ii) the Company could incur at least $1.00 of additional
    Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," and

      (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

        (A) 50% of the aggregate Consolidated Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurred to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount), plus

        (B) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of, or as a capital contribution in respect of, Qualified Equity Interests of the Company (excluding from this computation proceeds of an Equity Offering received by the Company that are used by it to redeem Notes as discussed above), plus

        (C) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

        (D) $10.0 million.

  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any of the following actions, so long as, with respect to clauses
(e), (f), (g) and (j) below, no Default or Event of Default has occurred and is continuing or would occur:

    (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

    (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

    (c) The purchase, redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of Qualified Equity Interests of the Company.

    (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated
  Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause
  (xiv) of the definition of Permitted Indebtedness.

    (e) The repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

    (f) The payment of dividends or other distributions on the Preferred Securities (and corresponding payments of interest on the Convertible Debentures in an amount equal to the amount of such dividends or other distributions) on or prior to March 31, 1999; and the payment of such dividends or other distributions (and such corresponding payments of interest) after March 31, 1999, provided that, immediately after giving effect to any such payment made after March 31, 1999, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

    (g) Loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an amount not to exceed $5.0 million in the aggregate at any one time outstanding.

    (h) The acquisition by a Receivables Subsidiary in connection with a Receivables Program of Capital Stock of a Trust or other Person established by such Receivables Subsidiary in connection with such Receivables Program.

    (i) Payments or distributions to stockholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of the Company or any Restricted Subsidiary required by law in connection with a consolidation, merger or transfer of assets that complies with the covenant described under "--Consolidation, Merger and Sale of Assets" below.

    (j) The purchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary from employees, former employees, directors or former directors of the Company or any such Restricted Subsidiary (or permitted transferees of such employees, former employees, directors or former directors or their respective estates) pursuant to any employment agreement, management equity subscription agreement or stock option agreement, provided that the aggregate price paid for all such repurchased, redeemed, defeased or acquired or retired shares of Capital Stock does not exceed $2.0 million in any 12-month period.

  The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii) of the first paragraph of this covenant and the payments described in clauses (a) and
(d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
(iii) of the first paragraph of this covenant.

  For the purpose of making any calculations under the Indenture, (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

  If the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and
(y) the initial amount of such Investment.

  If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this covenant will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

  In computing Consolidated Net Income of the Company for purposes of the foregoing clause (iii)(A) of the first paragraph of this covenant, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

 Incurrence of Indebtedness and Issuance of Disqualified Stock.

  The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

  In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the Refinancing of the Bridge Credit Facility, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, (iii) if such four-quarter period ends before December 31, 1998, the SRS Acquisition as if such Acquisition occurred at the beginning of such four-quarter period and (iv) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity or business (as defined in Rule 11-01 under Article 11 of Regulation S-X under the Securities
Act) acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period and, (v) any pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act attributable to any acquisition referred to in the foregoing clause (iv). In making a computation under the foregoing clause (i) or (ii), (A) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months), (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such four-quarter period.

  Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit the Restricted Subsidiaries to, incur any of the following Indebtedness ("Permitted Indebtedness"):

    (i) Indebtedness of the Company or any Restricted Subsidiary under the New Credit Facility or one or more other credit facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of
  (x) $675.0 million or (y) the amount of the Borrowing Base, less in either case (A) any amounts applied to the permanent reduction of the New Credit Facility or any such other credit facility pursuant to the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales" and (B) the amount of Indebtedness of all Receivables Subsidiaries then outstanding in excess of $150.0 million.

    (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Indebtedness described under clause (i) above or clause (xii) below.

    (iii) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Wholly Owned Restricted Subsidiary); provided, however, that any Indebtedness of the Company owing to any such Wholly Owned Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes.

    (iv) Indebtedness represented by the Notes (other than the Additional Notes, if any) and the Subsidiary Guarantees.

    (v) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.

    (vi) Capitalized Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (vi) and clause (vii) below does not exceed 3.5% of the total assets of the Company and its consolidated subsidiaries at any one time outstanding.

    (vii) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property;

  provided that the aggregate amount of Indebtedness under this clause (vii) and clause (vi) above does not exceed 3.5% of the total assets of the Company and its consolidated subsidiaries at any one time outstanding.

    (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

    (ix) Guarantees by any Restricted Subsidiary (A) of Indebtedness referred to in clause (i) above or (B) made in accordance with the provisions of the covenant described under the caption "--Certain Covenants--Guarantees of Indebtedness by Restricted Subsidiaries."

    (x) Indebtedness of the Company or any Restricted Subsidiary, not otherwise permitted by the first paragraph under this covenant and any other clause of this definition, in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

    (xi) Indebtedness incurred by a Receivable Subsidiary, other than Indebtedness described in clause (iii) above, in an amount not exceeding 95% of the aggregate unpaid balance of the Receivables and Related Assets of such Receivables Subsidiary at the time of such incurrence pursuant to a Receivables Program, provided that, after giving effect thereto, if the aggregate amount of Indebtedness incurred by all Receivable Subsidiaries under this clause (xi) then outstanding exceeds $150.0 million, the Company could incur $1.00 of Indebtedness under the foregoing clause (i).

    (xii) Indebtedness of one or more Foreign Subsidiaries under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed $140 million.

    (xiii) Guarantees by the Company of Indebtedness of any Restricted Subsidiary, that was permitted to be incurred by another provision of this covenant.

    (xiv) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (i), (iii), (v), (vi), (vii), (ix), (x), (xi), (xii) or (xiii) above, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness of the Company or any Subsidiary Guarantors, such new Indebtedness is made subordinate to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness does not have a Weighted Average Life less than the Weighted Average Life of the Indebtedness being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced.

 Liens

  The Company will not, and will not permit any Subsidiary Guarantor to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary Guarantor) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary Guarantor now owned or acquired in the future, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Subsidiary Guarantor, provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or the Subsidiary Guarantor.

 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or
(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

    (i) Any agreement that was in effect on the Closing Date.

    (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

    (iii) The refinancing or successive refinancings of Indebtedness incurred under the agreements that were in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement.

    (iv) Any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

    (v) Any agreement providing for the incurrence of Indebtedness by a Restricted Subsidiary in compliance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," provided that such Restricted Subsidiary is or becomes a Subsidiary Guarantor.

    (vi) Contained in any agreement pursuant to which Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

    (vii) In the case of clause (d) above, any security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

    (viii) Purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired.

    (ix) Provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements.

    (x) Any agreement entered into by a Restricted Subsidiary that provides for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

 Limitation on Layering Indebtedness

  The Company and each Subsidiary Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Subsidiary Guarantee, as the case may be.

 Consolidation, Merger and Sale of Assets

  The Company may not consolidate with or merge with or into any other Person (whether or not the Company is the surviving Person) or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole), in one transaction or a series of related transactions, unless each of the following conditions is satisfied:

    (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity")
  (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes.

    (b) Immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

    (c) Immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

    (d) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

    (e) If the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture, upon the reasonable request of the Trustee, confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes.

    (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

  In the event of a merger of a Wholly Owned Restricted Subsidiary into the Company, the Company need not comply with the foregoing clauses (c) and (d).

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

 Transactions with Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company, unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, but less than $10,000,000, the Company delivers a resolution of the Board of Directors of the Company set forth in an officers' certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10,000,000, the Company delivers
(x) an officers' certificate to the Trustee certifying that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (y) a written opinion from a nationally recognized investment banking firm or an independent financial advisor of national standing to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

  The foregoing covenant will not restrict any of the following:

    (A) Transactions among the Company and/or its Restricted Subsidiaries.

    (B) The Company from paying reasonable and customary regular compensation or fees to, or entering into customary expense reimbursement, indemnification or similar arrangements with, directors and officers of the Company or any Restricted Subsidiary.

    (C) So long as Siemens is not an Affiliate of the Company, transactions with the Siemens Joint Venture provided such transactions are either (i) in accordance with the terms and provisions of the Joint Venture Agreement,
  (ii) in accordance with the operating budget of the Siemens Joint Venture, which operating budget has been adopted and approved in accordance with the terms of the Joint Venture Agreement or (iii) approved by the Company and Siemens.

    (D) Transactions permitted by the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments."

    (E) Transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

    (F) In the case of joint ventures (other than the Siemens Joint Venture) in which the Company has an interest, so long as other parties to the joint venture that are not Affiliates of the Company own at least 50% of the equity of such joint venture, transactions between such joint venture and the Company or any Restricted Subsidiary.

 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly Owned Restricted Subsidiary, (b) issuances or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (c) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (d) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under the covenant described under the caption "--Certain Covenants--Restricted Payments" if made on the date of such issuance or sale.

  The Company will not permit any Restricted Subsidiary that is a Subsidiary Guarantor to issue Preferred Stock.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Guarantees of Indebtedness by Restricted Subsidiaries

  All of the Company's active Domestic Restricted Subsidiaries are Subsidiary Guarantors. As described above, the Indenture permits, under certain circumstances, the release and discharge of the Subsidiary Guarantee issued by a Subsidiary Guarantor.

  In addition, except with respect to the guarantee by a Foreign Restricted Subsidiary of the payment of Indebtedness of another Foreign Restricted Subsidiary, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

  Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or
(iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

 Unrestricted Subsidiaries

  (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments," (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

  (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock" (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

 Reports

  The Company is required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company is also be required (a) to supply to the Trustee and each Holder of Notes, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company is required to file such reports and documents and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

Events of Default and Remedies

  Each of the following are "Events of Default" under the Indenture:

    (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture).

    (b) Default in the payment of the principal of (or premium, if any, on) any Note when due (whether or not prohibited by the subordination provisions of the Indenture).

    (c) Failure to perform or comply with the Indenture provisions described under the captions "--Repurchase at the Option of the Holders--Change of Control," "--Repurchase at the Option of the Holders--Asset Sales" or "-- Certain Covenants--Consolidation, Merger and Sale of Assets."

    (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Subsidiary Guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

    (e) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Significant Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $10,000,000 or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or (ii) constitutes a failure to make any payment when due of any such Indebtedness.

    (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $10,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

    (g) Any Subsidiary Guarantee issued by a Significant Subsidiary ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding.

    (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

  If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders will, declare the principal of, and accrued and unpaid interest on, all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and interest will become due and payable immediately.

  If an Event of Default specified in clause (h) above occurs and is continuing, then the principal of all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and, (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

  No Holder has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

  The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any Default.

Legal Defeasance or Covenant Defeasance

  The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Guarantor with respect to certain covenants set forth in the Indenture and described under "--Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or U.S. Government Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;
(c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

  Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "--Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the

Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

  Modifications and amendments of the Indenture and any Subsidiary Guarantee may be made by the Company, any affected Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby,

  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

  (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture;

  (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  (d) modify any of the provisions of the Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner materially adverse to the Holders.

  The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; or (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or (c) to add additional Events of Default; or (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (f) to secure the Notes or any Subsidiary Guarantee; or
(g) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (g) do not adversely affect the interests of the Holders in any material respect; or (h) to comply with any requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

  IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, is the initial paying agent, exchange agent and registrar for the Notes.

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the Holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Governing Law

  The Indenture, the Notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

  Except as set forth below under "Certificated Notes", the New Notes sold will be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited with the Trustee as custodian for The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations that have accounts with the Depository.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of the related New Notes evidenced by the Global Note.

Beneficial owners of the related New Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the New Notes and the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

  Payments in respect of the principal of and premium, if any, and interest on New Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of any Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

 Certificated Notes

  The New Notes represented by the Global Note are exchangeable for certificated New Notes in registered, definitive form (the "Certificated Notes") of like tenor as such Notes if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to change the issuance of Notes in the form of Certificated Securities under the Indenture upon surrender by the Global Note Holder of its Global Note.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

Certain Definitions

  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investments.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (a) any

Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "--Certain Covenants-- Consolidation, Merger and Sale of Assets," (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) to any Person to the extent it constitutes a Restricted Payment that is permitted under the covenant described under the caption "--Certain Covenants--Restricted Payments," (iv) consisting of inventory or worn out, obsolete or permanently retired equipment and facilities, (v) consisting of Receivables and Related Assets transferred pursuant to a Receivables Program, (vi) the gross proceeds of which (exclusive of indemnities) do not exceed $1.0 million in connection with any transfer,
(vii) that are the subject of the Gallino Disposition or (viii) that constitutes a Permitted Investment.

  "Banks" means the banks and other financial institutions that from time to time are lenders under the New Credit Facility.

  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 80% of the face amount of the accounts receivable owned by the Company and its Restricted Subsidiaries (other than any Receivables Subsidiary) and (b) 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP as of the last day of the immediately preceding fiscal quarter for which internal financial statements are available on such date.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interest in, the equity of such Person, but excluding any debt securities convertible into such equity.

  "Change of Control" means the occurrence of any of the following events:

    (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company.

    (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

    (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions described under "--Certain Covenants--Consolidation, Merger and Sales of Assets."

  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

  "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (e) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, plus (c) the depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) one time charges associated with cash disruption costs not to exceed $15.0 million in fiscal year 1998 and $15.0 million in fiscal year 1999, plus (e) any other non-cash charges for such period and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business plus (f) the December 1997 Charges; provided that income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

  "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income, (d) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income and (f) dividends paid or accrued on the Preferred Securities or any other Preferred Stock issued by the Company or any Restricted Subsidiary; provided, however, that, so long as the Company retains a minority investment in the Siemens Joint Venture, Consolidated Net Income for any period will include the Company's proportionate share of the net income or net loss of the Siemens Joint Venture for such period determined as if the Siemens Joint Venture were accounted for by the Company on an equity accounting basis in accordance with GAAP and, provided further that notwithstanding the foregoing proviso, if the Siemens Joint Venture generates net income for any period, the amount of such net income that is included in Consolidated Net Income for such period may not exceed the aggregate amount of
(i) dividends or other distributions plus (ii) other payments by the Siemens Joint Venture under any management agreement, royalty agreement or other similar arrangement, in either case actually paid to the Company or any Restricted Subsidiary in cash during such period.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Credit Facility and (ii) any other issue of Senior Indebtedness or refinancing thereof permitted by the definition of Senior Indebtedness, having a principal amount of at least $25.0 million.

  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "-- Repurchase at the Option of Holders--Change of Control" and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the Notes as are required to be repurchased pursuant to the covenants described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "--Repurchase at the Option of Holders--Change of Control."

  "Domestic Subsidiary" means any Subsidiary whose jurisdiction of incorporation, organization or formation is the United States, any state thereof or the District of Columbia.

  "Equity Offering" means an offer and sale by the Company of its common stock (which is Qualified Stock) to one or more Persons other than a Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), including cash dividends on the Preferred Securities, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and
(ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges for such period.

  "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

  "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

  "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Registrar's books.

  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than up to $10.0 million of obligations at any time outstanding with respect to letters of credit securing obligations entered into the ordinary course of business of such Person to the extent such letters are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the fifth Business Day following receipt of a demand for reimbursement following payment on the letter of credit), (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the amount of every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends), (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

  "Investment" in any Person means (a) any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business and (d) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (d) of the covenant described under the caption "--Certain Covenants--Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries." Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (b) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "New Credit Facility" means the credit agreement dated as of April 28, 1998 between the Company, NationsBank, N.A., as agent, and the Banks, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time, which credit agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor, whether outstanding at the date of the Indenture or incurred thereafter, that ranks pari passu in right of payment with the Notes or any Subsidiary Guarantee, as the case may be.

  "Permitted Holder" means (i) Allen K. Breed and Johnnie Cordell Breed, any trust existing solely for the benefit of Allen K. Breed and/or Johnnie Cordell Breed and the estate or any executor, administrator, conservator or other legal representative of Allen K. Breed or Johnnie Cordell Breed and (ii) Siemens and its Affiliates.

  "Permitted Investments" means any of the following:

    (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and (iv) money market mutual funds that invest substantially in securities of the type described in the preceding clauses (i) through (iii).

    (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

    (c) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them.

    (d) Investments in existence on the Closing Date.

    (e) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

    (f) Investments in assets owned or used in the ordinary course of business.

    (g) Investments in any Person in the form of a capital contribution of the Company's common stock.

    (h) Property and assets, including cash, constituting the Company's initial contribution to the Siemens Joint Venture pursuant to the Joint Venture Agreement, and other Investments in the Siemens Joint Venture that do not exceed, during any fiscal quarterly period, an amount equal to 9% of the net sales of the Company and its consolidated subsidiaries for the immediately preceding fiscal quarterly period determined in accordance with GAAP.

    (i) Other Investments that do not exceed $10.0 million in the aggregate at any time outstanding.

    (j) Any acquisition of assets, Capital Stock or other securities to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company.

    (k) Investments in securities of trade creditors or customers received pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

    (l) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary.

  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

  "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

  "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

  "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person, directly or indirectly, pledges, sells or otherwise transfers or encumbers its accounts receivable, including to a trust, limited liability company, special purpose entity or other similar entity.

  "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (i) created for the purpose of financing receivables created in the ordinary course of business of the Company and its Restricted Subsidiaries and
(ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Restricted Subsidiaries and related Permitted Investments.

  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary and includes BTI Capital Trust.

  "Senior Indebtedness" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Company (other than the Notes or Pari Passu Indebtedness), whether outstanding on the date of the Indenture or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be subordinate in right of payment to any Indebtedness or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of and premium, if any, and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the New Credit Facility, provided, however, that any Indebtedness under any refinancing, refunding or replacement of the New Credit Facility will not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" will not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(c) Indebtedness that, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebtedness that is represented by Disqualified Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions or the current portion of any long-term Indebtedness that would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (j) amounts owing under leases (other than Capital Lease Obligations).

  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-K promulgated by the Commission as such Rule is in effect on the date of the Indenture.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

  "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

  "Subsidiary Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

  "Subsidiary Guarantor" means any Restricted Subsidiary that issues a Subsidiary Guarantee.

  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described under the caption "--Certain Covenants--Unrestricted Subsidiaries" and (b) any Subsidiary of an Unrestricted Subsidiary.

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

  "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of Foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

  In connection with the original issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed that it would, for the benefit of the holders of the Notes, at the expense of the Company (i) file on or prior to the 60th calendar day following the Closing Date the Registration Statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to the 150th calendar day following the Closing Date and (iii) use its best efforts to consummate the Exchange Offer on or prior to the 180th calendar day following the Closing Date. Promptly after the Exchange Offer Registration Statement is declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each Old Note tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Note will receive a New Note having a principal amount equal to the principal amount of such surrendered Note.

  Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Notes may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Old Notes who wishes to exchange such Old Notes for the New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it will be acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resales of New Notes, any broker-dealer (a "Participating Broker") who acquired the New Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that the Participating Brokers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow the Participating Brokers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

  In the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated within 180 calendar days of the Closing Date or in certain other circumstances, the Company will, at its expense, (i) as promptly as practicable, and in any event on or prior to 60 calendar days after such filing obligation arises, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Notes or the New Notes, as the case may be, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 60 calendar days after such filing occurs and (iii) keep effective the Shelf Registration Statement until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances), subject to certain exceptions. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder of selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Notes included in the Shelf Registration Statement.

  In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Closing Date or (b) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, the interest rate borne by the Notes will be increased by 0.25% per annum for the first 90 days following the 60-day period referred to in clause (a) above or the 180-day period referred to in clause (b) above. Such interest will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period in the case of clause
(a) or clause (b) above; provided, however, that in no event will the interest rate borne by the Notes be increased by more than 1.5%. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the Notes from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth on the cover of this Prospectus; provided, however, that if after any such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

  The Registration Statement of which this Prospectus forms a part constitutes the Exchange Offer Registration Statement under the Registration Rights Agreement. The Company filed the Registration Statement on June 24, 1998. Because the Exchange Offer had not been consummated or a Shelf Registration declared effective on or prior to the date 180 days after the Closing Date as required under the Registration Rights Agreement, the interest rate borne by the Old Notes increased in accordance with the provisions of the Registration Rights Agreement. The Exchange Offer was not completed on or prior to such date because the Commission was reviewing certain periodic reports previously filed by the Company. The Commission has now completed its review and the interest rate borne by the Old Notes (and new Notes, as the case may be) will be reduced to the original interest rate (9 1/4%) on the Expiration Date.

                      DESCRIPTION OF NEW CREDIT FACILITY

  The following is a summary of the material terms and conditions of the New Credit Facility, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be a complete description of the New Credit Facility and is subject to its detailed provisions and various documents entered into in connection with the New Credit Facility.

  The New Credit Facility is available to the Company and, to the extent approved by NationsBank, as administrative agent for the New Credit Facility, certain foreign subsidiaries of the Company. Borrowings under the New Credit Facility were used to repay a portion of the amounts outstanding under the Bridge Credit Facility, to pay fees and expenses relating to the Refinancing of the Bridge Credit Facility, and for working capital and general corporate purposes.

  The New Credit Facility consists of (1) a revolving credit facility of up to $150.0 million (the "Revolving Credit Facility"), (2) a term loan in the amount of $325.0 million (or other amount, as provided below) ("Term Loan A") and (3) a term loan in the amount of $200.0 million (or other amount, as provided below) ("Term Loan B", and together with Term Loan A, the "Term Loans"). The Revolving Credit Facility includes (a) a $25.0 million sublimit for the issuance of standby letters of credit, (b) a $75.0 million sublimit for foreign currency denominated borrowings and (c) a $20.0 million sublimit for swing line loans to be provided by NationsBank ("Swing Line Loans"). All amounts outstanding under the Revolving Credit Facility are payable on the sixth anniversary of the closing of the New Credit Facility. Term Loan A is payable in quarterly installments, subject to annual amortization, based on a principal amount equal to $325.0 million, ranging from $27.5 million for the fiscal 1999 to $97.5 million for the fiscal 2004. Term Loan B is payable in annual installments, subject to annual amortization, based on a principal amount equal to $200.0 million, ranging from $1.3 million for the fiscal 1999 to $96.3 million for the fiscal 2006.

  Interest accrues on the loans made under the Revolving Credit Facility (other than Swing Line Loans) and on Term Loan A at either LIBOR (adjusted for any reserves) plus a specified margin ranging from 1.125% to 2.125%, or the base rate, which is the higher of NationsBank's prime rate and the federal funds rate plus 0.50% (the "Base Rate"), plus a specified margin ranging from 0.125% to 1.125%, at the Company's option. Interest accrues on Term Loan B at either LIBOR (adjusted for any reserves) plus a specified margin ranging from 1.375% to 2.375%, or the Base Rate plus a specified margin ranging from 0.625% to 1.375%, at the Company's option. Swing Line Loans bear interest at the Base Rate plus a specified margin ranging from 0.125% to 1.125%. The applicable margins are determined by reference to a leverage ratio of the Company and its subsidiaries. The post-default rate on outstanding loans is 2.000% above the otherwise applicable rate of interest.

  The aggregate amount outstanding under the New Credit Facility will be prepaid by amounts equal to the net proceeds, or a specified portion thereof, from certain indebtedness and equity issuances and specified asset sales by the Company and its subsidiaries, and by a specified percentage of cash flow in excess of certain expenditures, costs and payments. The Company may at its option reduce the amount available under the New Credit Facility to the extent such amounts are unused or prepaid in certain minimum amounts, provided that any holder of Term Loan B shall have, under certain circumstances, the right to refuse to permit the Company to optionally prepay all or any portion of Term Loan B.

  In connection with the Closing of the New Credit Facility, the Company paid certain administrative and arranging fees to NationsBank. In addition, the Company paid certain annual administration fees to NationsBank for its own account as well as a commitment fee and certain fees relating to letters of credit to NationsBank for its own account and the account of the other lenders under the New Credit Facility.

  The New Credit Facility is secured by a security interest in substantially all of the real and personal property, tangible and intangible, of the Company and its domestic subsidiaries as well as a pledge of all of the stock of such domestic subsidiaries, a pledge of not less than 65% of the voting stock and all of the non-voting common stock of each direct foreign subsidiary of the Company and each direct foreign subsidiary of each domestic subsidiary of the Company, and a pledge of all of the capital stock of any subsidiary of a subsidiary of the Company that is a borrower under the New Credit Facility. The security interest, other than the pledge of stock, will be released if the unsecured long-term indebtedness of the Company has received certain minimum ratings or the leverage ratio of the Company and its subsidiaries has decreased below a certain threshold. The New Credit Facility is guaranteed by all of the domestic subsidiaries of the Company.

  The New Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends, repurchase or redeem capital stock, enter into certain investments or create new subsidiaries, enter into sale and lease-back transactions, make certain acquisitions, engage in mergers or consolidations, create liens, make capital expenditures, or engage in certain transactions with affiliates, and that otherwise restrict corporate and business activities. In addition, under the New Credit Facility, the Company is required to comply with specified financial ratios and tests, including minimum net worth test, a fixed charge coverage ratio, an interest coverage ratio and a leverage ratio.

  The Company has obtained the First Waiver and the Second Waiver relating to the net worth covenant and the existing event of default under the New Credit Facility that are effective through March 30, 1999. Having obtained the First Waiver and the Second Waiver, the Company is not currently in violation of these provisions or any other financial covenants contained in the New Credit Facility but anticipates that, to the extent such covenants are not amended, it will be in violation of the two provisions presently waived as of March 31, 1999 and certain other financial covenants by June 30, 1999. The Company is in the process of negotiating an amendment to the New Credit Facility relating to the net worth covenant, the existing event of default and certain other financial covenants. There can be no assurance that the Company will be able to obtain the necessary amendments. See "Risk Factors--Waiver of Potential Defaults Under the New Credit Facility; Need to Amend New Credit Facility."

                      DESCRIPTION OF PREFERRED SECURITIES

  On November 25, 1997, the Company sold $257.7 million of the Convertible Debentures to BTI Capital Trust which, concurrently therewith, sold $250.0 million aggregate liquidation amount of Preferred Securities (which are guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act. The Preferred Securities represent preferred undivided beneficial interests in the assets of BTI Capital Trust (the "Trust"), which consist solely of the Convertible Debentures. The Company owns, directly or indirectly, all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing individual undivided beneficial interests in the assets of the Trust.

  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6.5% of the liquidation amount of $50 per Preferred Security, accruing from, and including, November 25, 1997, the date of issuance of the Preferred Securities, and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 1998 (the "Distributions"). Each Preferred Security is convertible on or after January 25, 1998, at the option of the holder into shares of Common Stock, at the rate of 2.1973 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $22.755 per share of Common Stock), subject to adjustment in certain circumstances.

  The payment of Distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities are guaranteed by the Company (the "Preferred Securities Guarantee"). The Preferred Securities Guarantee covers payments of Distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of principal or other payments on the Convertible Debentures held by the Trust as its sole assets. The obligations of the Company under the Preferred Securities Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock, if any, issued from time to time by the Company, and with any guarantee now or hereafter entered into by the Company and (iii) senior to the Common Stock.

  The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after November 25, 2000, or at any time, in whole or in part, in certain circumstances upon the occurrence of certain specified tax events. If the Company redeems any Convertible Debentures, the proceeds from such redemption will be applied to redeem a like amount of Trust Securities. The Preferred Securities will be redeemed upon maturity of the Convertible Debentures on November 15, 2027. Upon the repayment of the Convertible Debentures, the proceeds from such repayment will be applied to redeem a like amount of Trust Securities. In addition, upon the occurrence of certain special events arising from a change in laws or a change in legal interpretation regarding tax or investment company matters, unless the Convertible Debentures are redeemed, the Trust shall be dissolved, with the result that the Convertible Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution.

  In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive for each Preferred Security, a liquidation amount of $50 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, winding-up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Preferred Securities.

  The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time (so long as no event of default has occurred and is continuing under the indenture applicable to the Convertible Debentures) for up to 20 consecutive quarters (each, an "Extension Period"); provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred. During any Extension Period, Distributions on the Preferred Securities will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 6.50% per annum, compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of cash distributions with respect to such deferred interest payments. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

  Generally, the holders of the Preferred Securities will not have any voting rights.

  On March 19, 1998, the Company filed a shelf registration statement (the "Preferred Securities Shelf Registration Statement") to cover resales of the Preferred Securities, the Convertible Debentures and the Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures. The Preferred Securities Shelf Registration Statement has been declared effective. The Company has agreed to use its best efforts to maintain the effectiveness of the Preferred Securities Shelf Registration Statement until November 19, 1999 except that it will be permitted to suspend the use of the Preferred Securities Shelf Registration Statement during certain periods under certain circumstances.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, proposed Treasury regulations, judicial authority and administrative rulings and practice. There can be no complete assurance that the Internal Revenue Service (the "Service") will agree with the conclusions stated herein, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes. Accordingly, (i) holders will not recognize taxable gain or loss upon the receipt of New Notes in exchange for Old Notes in the Exchange Offer, (ii) the holding period for a New Note received in the Exchange Offer will include the holding period of the Old Note surrendered in exchange therefor, and (iii) the adjusted tax basis of a New Note immediately after the exchange will be the same as the adjusted tax basis of the Old Note surrendered in exchange therefor.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all of the holders of Old Notes) other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the New Notes offered hereby will be passed upon for the Company by King & Spalding, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Breed Technologies, Inc. and subsidiaries at June 30, 1998 and 1997 for each of the three years in the period ended June 30, 1998, appearing in the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998 and incorporated by reference elsewhere herein have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon incorporated by reference herein which, as to 1997, is based in part on the report of KPMG S.p.A., independent auditors. The financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The combined financial statements of Safety Restraint Systems, a division of AlliedSignal Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K/A filed on January 13, 1998 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Safety Restraint Systems' transactions and relationships with AlliedSignal Inc.) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No person is authorized in connection with the exchange offer made hereby to give any information or to make any representation not contained or incorpo-rated by reference in this Prospectus or the accompanying Letter of Transmit-tal, and, if given or made, such information or representation must not be re-lied upon as having been authorized by the Company. Neither this Prospectus nor the accompanying Letter of Transmittal nor all of them together constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus nor the accompanying Letter of Transmittal nor all of them together, nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date hereof.


                                ---------------


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   3
Incorporation by Reference.................................................   3
Prospectus Summary.........................................................   5
Risk Factors...............................................................  13
The Exchange Offer.........................................................  21
Use of Proceeds............................................................  29
Description of the Notes...................................................  30
Exchange Offer; Registration Rights........................................  58
Description of New Credit Facility.........................................  60
Description of Preferred Securities........................................  61
Certain United States Federal Income Tax Considerations....................  63
Plan of Distribution.......................................................  63
Legal Matters..............................................................  64
Experts....................................................................  64

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 [BREED LOGO]




                           BREED TECHNOLOGIES, INC.

                               Offer to Exchange

                          all of its Outstanding
                       9 1/4% Senior Subordinated Notes
                                   due 2008

                                      For
                       9 1/4% Senior Subordinated Notes

                                 due 2008
                           That Have Been Registered
                                   Under the
                            Securities Act of 1933

                                ---------------
                                  Prospectus
                                ---------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------